Exhibit 99.1

PARTNERRE LTD. 5TH FLOOR, WELLESLEY HOUSE SOUTH 90 PITTS BAY ROAD PEMBROKE HM08 BERMUDA
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals			For	Against	Abstain
1	to consider and vote on the proposal and adopt the amalgamation agreement, the statutory amalgamation agreement and the amalgamation;		☐	☐	☐

2
to consider and vote on the proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to PartnerRe’s named executive officers in connection with the amalgamation; and
			☐	☐	☐

3
to consider and vote on a proposal to adjourn the ParnterRe special general meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes to approve the amalgamation proposal at such special general meeting.
			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: S-4 is available at www.proxyvote.com.

PROXY - PartnerRe Ltd.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd. in connection with our Special General Meeting of Shareholders to be held on , 2015

The undersigned shareholder(s) of PartnerRe Ltd. hereby appoint(s) Jean-Paul L. Montupet and David Zwiener, or either of them, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all of our Common Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Special General Meeting of Shareholders to be held       , 2015 and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the approval of the proposals 1, 2 and 3 described on the reverse side. In his discretion, the proxy is authorized to vote this proxy upon such other business as may properly come before the Special Annual Meeting or any adjournment or postponement thereof.

Please complete, sign, date and return this card using the enclosed envelope.

PARTNERRE LTD. 5TH FLOOR, WELLESLEY HOUSE SOUTH 90 PITTS BAY ROAD PEMBROKE HM08 BERMUDA
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals			For	Against	Abstain
1	to consider and vote on the proposal and adopt the amalgamation agreement, the statutory amalgamation agreement and the amalgamation;		☐	☐	☐

3
to consider and vote on a proposal to adjourn the ParnterRe special general meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes to approve the amalgamation proposal at such special general meeting.
			☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: S-4 is available at www.proxyvote.com.

PROXY - PartnerRe Ltd.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd. in connection with our Special General Meeting of Shareholders to be held on , 2015

The undersigned shareholder(s) of PartnerRe Ltd. hereby appoint(s) Jean-Paul L. Montupet and David Zwiener, or either of them, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all of our Preferred Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Special General Meeting of Shareholders to be held       , 2015 and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the approval of the proposals 1 and 3 described on the reverse side. In his discretion, the proxy is authorized to vote this proxy upon such other business as may properly come before the Special Annual Meeting or any adjournment or postponement thereof.

Please complete, sign, date and return this card using the enclosed envelope.